UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2012

SITEL Worldwide Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-172952 (Commission file number)	16-1556476 (IRS employer identification number)

3102 West End Avenue Two American Center, Suite 1000 Nashville, Tennessee 37203 (Address of principal executive offices)		37203 (Zip Code)

(615) 301-7100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
On October 5, 2012, SITEL Worldwide Corporation (“the Company”) entered into an agreement to repurchase all of the shares of Class C Common Stock, Class B Preferred Stock and Class C Preferred Stock owned by each of JANA Piranha Master Fund, Ltd. (“Piranha”), JANA Nirvana Fund, L.P. and JANA Nirvana Master Fund, L.P. In connection with the repurchase, on October 5, 2012 the Company and Piranha also entered into an amendment (the “Amendment”) to the Class C Stockholders Agreement of SITEL Worldwide Corporation (as amended, the “Class C Stockholders Agreement”). Pursuant to the Amendment, the Company may consent to the amendment or waiver of any provision of the Class C Stockholders Agreement and such amendment or waiver will be binding on all of the holders of the Company’s Class C Common Stock.
A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K. The descriptions of the material terms of the Amendment are qualified in their entirety by reference to such exhibit.
Item 3.03 Material Modification to Rights of Security Holders.
The disclosures under Item 1.01 of this Current Report on Form 8-K are also responsive to Item 3.03 of this report and are incorporated by reference into this Item 3.03.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
10.1	First Amendment to the Class C Stockholders Agreement of SITEL Worldwide Corporation, dated as of October 5, 2012, by and among SITEL Worldwide Corporation and JANA Piranha Master Fund, Ltd.

Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SITEL Worldwide Corporation (Registrant)
By: /s/ David Beckman Name: David Beckman Title: Chief Legal Officer and Secretary

Date:	October 10, 2012

Exhibit Index

Exhibit Number	Exhibit Description
10.1	First Amendment to the Class C Stockholders Agreement of SITEL Worldwide Corporation, dated as of October 5, 2012, by and among SITEL Worldwide Corporation and JANA Piranha Master Fund, Ltd.

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